MANAGEMENT AGREEMENT

TO:   James Investment Research, Inc.
      P.O. Box 8
      Alpha, Ohio  45301

Dear Sirs:

      The James Advantage Funds (the "Trust") herewith confirms our agreement with you.

      The Trust has been organized to engage in the business of an investment company. The Trust currently offers several series of shares to investors, one of which is the James Mid Cap Fund (the "Fund").

      You have been selected to act as the sole investment adviser of the Fund and to provide certain other services, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows upon the date of the execution of this Agreement.

      1.    ADVISORY SERVICES

            You will regularly provide the Fund with such investment advice as you in your discretion deem advisable and will furnish a continuous investment program for the Fund consistent with the Fund's investment objectives and policies. You will determine the securities to be purchased for the Fund, the portfolio securities to be held or sold by the Fund and the portion of the Fund's assets to be held uninvested, subject always to the Fund's investment objectives, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board of Trustees of the Trust (the "Board") may from time to time establish. You will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Fund.

      2.    ALLOCATION OF CHARGES AND EXPENSES

            You will pay all organizational, offering and operating expenses (other than expenses specifically assumed by the Fund) of the Fund, including the compensation and expenses of any employees of the Fund and of any other persons rendering any services to the Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent and underwriter of the Fund; expenses, including clerical expenses, of issue, sale redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund's current shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; and all other operating expenses not specifically assumed by the Fund.

            The Fund will pay all brokerage fees and commissions, taxes, interest, fees and expenses of the non-interested person trustees and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto. The Fund will pay all expenses which may be incurred pursuant to the Fund's Rule 12b-1 Distribution Plan (the "12b-1 Expenses"). You may obtain reimbursement from the Fund, at such time or times as you may determine in your sole discretion, for any of the expenses advanced by you, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of your compensation pursuant to this Agreement.

      3.    COMPENSATION OF THE ADVISER

            For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee: (a) (i) at the annual rate of 1.25% of the average value of its daily net assets for assets up to and including $500 million, (ii) at the annual rate of 1.20% of the average value of its daily net assets for assets from $500 million up to and including $1 billion, (iii) at the annual rate of 1.15% of the average value of its daily net assets for assets from $1 billion up to and including $2 billion, and (iv) at the annual rate of 1.10% of the average value of its daily net assets for assets over $2 billion; minus (b) the fees and expenses of the non-interested person trustees incurred by the Fund.

            The average value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

      4.    EXECUTION OF PURCHASE AND SALE ORDERS

            In connection with purchases or sales of portfolio securities for the account of the Fund, it is understood that you will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by you, subject to review of this selection by the Board from time to time. You will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread) the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

            You should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, you are authorized to select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which you exercise investment discretion. You are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or your overall responsibilities with respect to the Fund and to accounts over which you exercise investment discretion. The Fund and you understand and acknowledge that, although the information may be useful to the Fund and you, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

            Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution as described above, you may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

            Subject to the provisions of the Investment Company Act of 1940, as amended (the "Act"), and other applicable law, you, any of your affiliates or any affiliates of your affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which you give any advice to clients of yours concerning the shares of the Fund, you will act solely as investment counsel for such client and not in any way on behalf of the Fund. Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others, including other registered investment companies.

      5.    LIMITATION OF LIABILITY OF ADVISER

            You may rely on information reasonably believed by you to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither you nor your officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgement, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

            Any person, even though also a director, officer, employee or agent of you, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee or agent of you, or one under your control or direction, even though paid by you.

      6.    DURATION AND TERMINATION OF THIS AGREEMENT

            This Agreement shall take effect on the date of its execution by you, and shall remain in force for a period of two (2) years from the date of its execution, and from year to year thereafter, subject to annual approval by
(i) the Board or (ii) a vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the trustees who are not "interested persons," as defined in the Act, of you or the Trust, by a vote cast in person at a meeting called for the purpose of voting such approval.

            If the shareholders of the Fund fail to approve the Agreement in the manner set forth above, upon request of the Board, you will continue to serve or act in such capacity for the Fund for the period of time pending required approval of the Agreement, of a new agreement with you or a different adviser or other definitive action; provided that the compensation to be paid by the Fund to you for your services to and payments on behalf of the Fund will be equal to the lesser of your actual costs incurred in furnishing such services and payments or the amount you would have received under this Agreement for furnishing such services and payments.

            This Agreement may, on sixty (60) days written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by you. This Agreement shall automatically terminate in the event of its assignment.

      7.    USE OF NAME

            The Trust and you acknowledge that all rights to the name "James Mid Cap," or any variation thereof, belongs to you, and that the Trust is being granted a limited license to use such words in its Fund name or in any class name. In the event you cease to be the adviser to the Fund, the Trust's right to use the name "James Mid Cap," or any variation thereof, shall automatically cease on the ninetieth (90th) day following the termination of this Agreement. The right to the name may also be withdrawn by you during the term of this Agreement upon ninety (90) days' written notice by you to the Trust. Nothing contained herein shall impair or diminish in any respect, your right to use the name "James Mid Cap," or any variation thereof, in the name of, or in connection with, any other business enterprises with which you are or may become associated. There is no charge to the Trust for the right to use these names.

      8.    AMENDMENT OF THIS AGREEMENT

            No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the Act by the Securities and Exchange Commission) by vote of the holders of a majority of the outstanding voting securities of the series to which the amendment relates.

      9.    LIMITATION OF LIABILITY TO TRUST PROPERTY

            The term "James Advantage Funds" means and refers to the Trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the trustees and shareholders of the Trust and signed by officers of the Trust, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio.

      10.   SEVERABILITY

            In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      11.   QUESTIONS OF INTERPRETATION

            (a) This Agreement shall be governed by the laws of the State of Ohio.

            (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      12.   NOTICES

            Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust is 1349 Fairground Road, Beavercreek, Ohio 45385, and your address for this purpose shall be P.O. Box 8, Alpha, Ohio 45301.

      13.   COUNTERPARTS

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14.   BINDING EFFECT

            Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

      15.   CAPTIONS

            The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract upon the date thereof.

                                               Yours very truly,

                                               James Advantage Funds

                                               By /s/ Barry R. James
                                                  -------------------------
                                                  Barry R. James, President

Dated:  June 30, 2006

ACCEPTANCE

      The foregoing Agreement is hereby accepted.


                                            James Investment Research, Inc.

                                            By /s/ Francis E. James, Jr.
                                               -------------------------------
                                               Francis E. James, Jr., Chairman

Dated: June 30, 2006

                        AMENDMENT TO MANAGEMENT AGREEMENT

      This Amendment, dated as of July 1, 2006, is by and between the James Advantage Funds (the "Trust"), on behalf of the James Equity Fund (formerly The James Large Cap Plus Fund) (the "Fund"), and James Investment Research, Inc. (the "Adviser") (each a "Party" and collectively, the "Parties").

      WHEREAS, the Adviser and the Trust entered into a Management Agreement dated November 1, 1999 (the "Agreement") that provided for a management fee of 1.25% of the Fund's average daily net assets;

      WHEREAS, the Adviser now proposes, effective July 1, 2006, to reduce the rate of the management fee of the Fund for assets above certain levels;

      WHEREAS, on May 24, 2006, the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as that term is defined in the Investment Company Act of 1940, agreed to the proposed reduction in the rate of the management fee; and

      WHEREAS, pursuant to Section 8 of the Agreement the Parties now desire to amend the Agreement to reflect the new fee.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Adviser and the Trust agree as follows:

1. The initial paragraph of Section 3 of the Agreement is deleted in its entirety and replaced with the following:

      3.    COMPENSATION OF THE ADVISER

            For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee: (a) (i) at the annual rate of 1.25% of the average value of its daily net assets for assets up to and including $500 million, (ii) at the annual rate of 1.20% of the average value of its daily net assets for assets from $500 million up to and including $1 billion, (iii) at the annual rate of 1.15% of the average value of its daily net assets for assets from $1 billion up to and including $2 billion, and (iv) at the annual rate of 1.10% of the average value of its daily net assets for assets over $2 billion; minus (b) the fees and expenses of the non-interested person trustees incurred by the Fund.

2. Except as otherwise specifically set forth in this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages transmitted by facsimile shall constitute effective execution and delivery of this Amendment.

      IN WITNESS WHEREOF the parties hereto have executed this Amendment effective as of the day and year first above written.


JAMES INVESTMENT RESEARCH, INC.


By:    /s/ Francis E. James, Jr.
       ---------------------------
Name:  Francis E. James, Jr.
       ---------------------------
Title: Chairman
       ---------------------------


JAMES ADVANTAGE FUNDS, on behalf of James Equity Fund


By:    /s/ Barry R. James
       ---------------------------
Name:  Barry R. James
       ---------------------------
Title: President
       ---------------------------

                        AMENDMENT TO MANAGEMENT AGREEMENT

      This Amendment, dated as of July 1, 2006, is by and between the James Advantage Funds (the "Trust"), on behalf of the James Balanced: Golden Rainbow Fund (the "Fund") (formerly The Golden Rainbow Fund), and James Investment Research, Inc. (the "Adviser") (each a "Party" and collectively, the "Parties").

      WHEREAS, the Adviser and the Trust entered into a Management Agreement dated May 4, 1998 (the "Agreement") that provided for a management fee of 0.74% of the Fund's average daily net assets;

      WHEREAS, the Adviser now proposes, effective July 1, 2006, to reduce the rate of the management fee of the Fund for assets above certain levels;

      WHEREAS, on May 24, 2006, the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as that term is defined in the Investment Company Act of 1940, agreed to the proposed reduction in the rate of the management fee; and

      WHEREAS, pursuant to Section 8 of the Agreement the Parties now desire to amend the Agreement to reflect the new fee.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Adviser and the Trust agree as follows:

1. The initial paragraph of Section 3 of the Agreement is deleted in its entirety and replaced with the following:

      3.    COMPENSATION OF THE ADVISER

            For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee: (a) at the annual rate of 0.74% of the average value of its daily net assets for assets up to and including $500 million,
      (b) at the annual rate of 0.70% of the average value of its daily net assets for assets from $500 million up to and including $1 billion, (c) at the annual rate of 0.65% of the average value of its daily net assets for assets from $1 billion up to and including $2 billion, and (d) at the annual rate of 0.60% of the average value of its daily net assets for assets over $2 billion.

2. Except as otherwise specifically set forth in this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages transmitted by facsimile shall constitute effective execution and delivery of this Amendment.

      IN WITNESS WHEREOF the parties hereto have executed this Amendment effective as of the day and year first above written.


JAMES INVESTMENT RESEARCH, INC.


By:    /s/ Francis E. James, Jr.
       ---------------------------
Name:  Francis E. James, Jr.
       ---------------------------
Title: Chairman
       ---------------------------


JAMES ADVANTAGE FUNDS, on behalf of Golden Rainbow Fund


By:    /s/ Barry R. James
       ---------------------------
Name:  Barry R. James
       ---------------------------
Title: President
       ---------------------------

                        AMENDMENT TO MANAGEMENT AGREEMENT

      This Amendment, dated as of July 1, 2006, is by and between the James Advantage Funds (the "Trust"), on behalf of the James Market Neutral Fund (the "Fund"), and James Investment Research, Inc. (the "Adviser") (each a "Party" and collectively, the "Parties").

      WHEREAS, the Adviser and the Trust entered into a Management Agreement dated October 1, 1998 (the "Agreement") that provided for a management fee of 1.70% of the Fund's average daily net assets;

      WHEREAS, the Adviser now proposes, effective July 1, 2006, to reduce the rate of the management fee of the Fund for assets above certain levels;

      WHEREAS, on May 24, 2006, the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as that term is defined in the Investment Company Act of 1940, agreed to the proposed reduction in the rate of the management fee; and

      WHEREAS, pursuant to Section 8 of the Agreement the Parties now desire to amend the Agreement to reflect the new fee.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Adviser and the Trust agree as follows:

1. The initial paragraph of Section 3 of the Agreement is deleted in its entirety and replaced with the following:

      3.    COMPENSATION OF THE ADVISER

            For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee: (a) (i) at the annual rate of 1.70% of the average value of its daily net assets for assets up to and including $500 million, (ii) at the annual rate of 1.65% of the average value of its daily net assets for assets from $500 million up to and including $1 billion, (iii) at the annual rate of 1.60% of the average value of its daily net assets for assets from $1 billion up to and including $2 billion, and (iv) at the annual rate of 1.55% of the average value of its daily net assets for assets over $2 billion; minus (b) the fees and expenses of the non-interested person trustees incurred by the Fund.

2. Except as otherwise specifically set forth in this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages transmitted by facsimile shall constitute effective execution and delivery of this Amendment.

      IN WITNESS WHEREOF the parties hereto have executed this Amendment effective as of the day and year first above written.


JAMES INVESTMENT RESEARCH, INC.


By:    /s/ Francis E. James, Jr.
       ---------------------------
Name:  Francis E. James, Jr.
       ---------------------------
Title: Chairman
       ---------------------------


JAMES ADVANTAGE FUNDS, on behalf of James Market Neutral Fund


By:    /s/ Barry R. James
       ---------------------------
Name:  Barry R. James
       ---------------------------
Title: President
       ---------------------------

                        AMENDMENT TO MANAGEMENT AGREEMENT

      This Amendment, dated as of July 1, 2006, is by and between the James Advantage Funds (the "Trust"), on behalf of the James Small Cap Fund (the "Fund"), and James Investment Research, Inc. (the "Adviser") (each a "Party" and collectively, the "Parties").

      WHEREAS, the Adviser and the Trust entered into a Management Agreement dated October 1, 1998 (the "Agreement") that provided for a management fee of 1.25% of the Fund's average daily net assets;

      WHEREAS, the Adviser now proposes, effective July 1, 2006, to reduce the rate of the management fee of the Fund for assets above certain levels;

      WHEREAS, on May 24, 2006, the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as that term is defined in the Investment Company Act of 1940, agreed to the proposed reduction in the rate of the management fee; and

      WHEREAS, pursuant to Section 8 of the Agreement the Parties now desire to amend the Agreement to reflect the new fee.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Adviser and the Trust agree as follows:

1. The initial paragraph of Section 3 of the Agreement is deleted in its entirety and replaced with the following:

      3.    COMPENSATION OF THE ADVISER

            For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee: (a) (i) at the annual rate of 1.25% of the average value of its daily net assets for assets up to and including $500 million, (ii) at the annual rate of 1.20% of the average value of its daily net assets for assets from $500 million up to and including $1 billion, (iii) at the annual rate of 1.15% of the average value of its daily net assets for assets from $1 billion up to and including $2 billion, and (iv) at the annual rate of 1.10% of the average value of its daily net assets for assets over $2 billion; minus (b) the fees and expenses of the non-interested person trustees incurred by the Fund.

2. Except as otherwise specifically set forth in this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages transmitted by facsimile shall constitute effective execution and delivery of this Amendment.

         IN WITNESS WHEREOF the parties hereto have executed this Amendment effective as of the day and year first above written.


JAMES INVESTMENT RESEARCH, INC.


By:    /s/ Francis E. James, Jr.
       ---------------------------
Name:  Francis E. James, Jr.
       ---------------------------
Title: Chairman
       ---------------------------


JAMES ADVANTAGE FUNDS, on behalf of James Small Cap Fund


By:    /s/ Barry R. James
       ---------------------------
Name:  Barry R. James
       ---------------------------
Title: President
       ---------------------------